As filed with the Securities and Exchange Commission on August 19, 1999.

                                    Registration Statement No. 333-_______
================================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                           _________________________

                                   FORM S-3A
				PRE-EFFECTIVE AMENDMENT #1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           _________________________

                          TRAVIS BOATS & MOTORS, INC.
                          (Exact name of Registrant)
              Texas                                    74-2024798
      (State of incorporation)                     (I.R.S. Employer
						             Identification No.)
                                 Mark T. Walton
                      Chairman of the Board and President
                         Travis Boats & Motors, Inc.
                      5000 Plaza on the Lake, Suite 250
                              Austin, Texas  78746
                                 (512) 347-8787
  (Address and telephone number of registrant's executive offices and name, address and telephone number of agent for service)

                                    Copy to:
                                J. Rowland Cook
                                   Julie Frey
                              Jenkens & Gilchrist
                          A Professional Corporation
                        600 Congress Avenue, Suite 2200
                              Austin, Texas  78701
                                 (512) 499-3800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

 If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]



If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



                 SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment #1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on August 19, 1999.

				TRAVIS BOATS & MOTORS, INC.


                            By:____/s/_________________________
                                   Mark T. Walton,
                               Chairman of the Board and
				            President





Pursuant to the requirements of the Securities Act, this Pre-Effective Amendment #1 to Registration Statement has been signed below as indicated with an "*" by Mark T. Walton pursuant to Power of Attorney on behalf of such persons on the date indicated.

	Signature			Title		Date
        ---------                       -----           ----

  ________/s/_____________ Chairman of the Board and President,
    Mark T. Walton             (Principal Executive Officer)
                                               August 19, 1999

  _________/s/_________ Chief Financial Officer, Treasurer
    Michael B. Perrine*                      and Secretary
		(Principal Financial and Accounting Officer)
                                               August 19, 1999

  __________/s/________ Director and Executive Vice President
    Ronnie L. Spradling*                New Store Development
                                               August 19, 1999

  _________/s/_________ Director               August 19, 1999
    E. D. Bohls*

  __________/s/________ Director               August 19, 1999
    Joseph E. Simpson*

  ___________/s/_______ Director               August 19, 1999
    Robert C. Siddons*

  _________/s/_________ Director               August 19, 1999
    Steven W. Gurasich, Jr.*

  ________/s/__________ Director               August 19, 1999
    Zach McClendon, Jr.*